UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2010

Electronic Game Card, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-25843	87-0570975
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5405 Alton Parkway, Suite A-353, Irvine, CA 92604

(Address of principal executive offices)

Registrant's telephone number, including area code: 866-924-2924

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On September 28, 2010, Electronic Game Card, Inc., a Nevada corporation (the “Company”), filed a voluntary petition for relief under Chapter 7 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of  Nevada.  It is expected that the court will appoint a Chapter 7 trustee who will be responsible for the liquidation of the business through the bankruptcy case.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2010, Kevin Donovan tendered his resignation from the Board of Directors of the Company and from the Board of Directors of the Company’s subsidiaries.  Mr. Donovan also tendered his resignation as Chief Executive Officer and Interim Co-Chairman of the Board of the Company, effective at 11:59 pm PST on September 28, 2010.

On September 28, 2010, Eugene Christiansen tendered his resignation from the Board of Directors of the Company and from the Board of Directors of the Company’s subsidiaries.  Mr. Christiansen also tendered his resignation as Interim Co-Chairman of the Board and Secretary of the Company, effective at 11:59 pm PST on September 28, 2010.

With of the resignations of Mr. Donovan and Mr. Christiansen, the Company no longer has any directors or officers.  The Company has no employees.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Electronic Game Card, Inc.

By:	/s/ Kevin Donovan
Title: Chief Executive Officer

September 28, 2010